AGREEMENT REGARDING DISPOSITION OF PROPERTY AND OTHER MATTERS
This AGREEMENT REGARDING DISPOSITION OF PROPERTY AND OTHER MATTERS (“Agreement”) is entered into this 27th day of April, 2012 (the “Effective Date”), by and among Lexington REALTY TRUST, a Maryland real estate investment trust (as successor to The Lexington Master Limited Partnership) (“LMLP”), LMLP GP LLC, a Delaware limited liability company (“LMLP GP”; LMLP and LMLP GP together are referred to as the “LMLP Partners”), Inland American (Net Lease) Sub, LLC, a Delaware limited liability company (“Inland”), and NET LEASE STRATEGIC ASSETS FUND L.P., a Delaware limited partnership (the “Partnership” and collectively with LMLP, LMLP GP and Inland, the “Parties”).
RECITALS
A.    LMLP, LMLP GP and Inland (collectively, the “Partners”) are the parties to that certain Second Amended and Restated Limited Partnership Agreement of the Partnership dated February 20, 2008 (as the same may be amended from time to time, the “Partnership Agreement”). Capitalized terms that are not otherwise defined in this Agreement shall have the same meanings herein as are ascribed to such terms in the Partnership Agreement.
B.    The Parties desire to enter into this Agreement to set forth certain agreements relating to the Preferred Equity Return and the other matters herein addressed.
C.    In addition, the Partners desire to engage in discussions relating to certain disagreements among the Partners regarding the interpretation of certain provisions of the Partnership Agreement, and the Parties wish to mutually acknowledge the nature of, and certain understandings with respect to, the proposed discussions.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.Recitals Incorporated. The Recitals set forth above are incorporated into this Agreement and shall be deemed to be terms and provisions hereof, the same as if fully set forth in this Section 1.
2.Preferred Equity Return. The definition of “Preferred Equity Return” in Section 1.1 of the Partnership Agreement is hereby amended and restated in its entirety, effective as of the date of the Partnership Agreement, as follows:
“Preferred Equity Return” shall mean a cumulative distribution on the outstanding Preferred Equity paid quarterly in accordance with Section 7.1 hereof at a rate of 6.5% per annum; provided, that if the Partnership fails to (i) make a distribution to LMLP in an amount equal to the Preferred Equity Return on a Distribution Date, such amount shall accrue, and LMLP shall be entitled to additional distributions on such accrued amount, at the rate of 6.5% per annum compounded quarterly, or (ii) pay any Preferred Equity

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Redemption Amount when such Preferred Equity Redemption Amount is required to be paid hereunder to the extent the Partnership has remaining Net Cash Flow to pay such Preferred Equity Redemption Amount after making all distributions required under Section 7.1(c)(ii)(A)-(C), such unpaid Preferred Equity Redemption Amount shall accrue, and LMLP shall be entitled to additional distributions on such accrued amount, at the rate of 10.5% per annum compounded quarterly.

For the avoidance of doubt, the Partners acknowledge that, as a result of the foregoing amendment, the encumbrance of Qualified Assets upon the entry by the Partnership into that certain loan to the Partnership evidenced by a promissory note dated as of July 26, 2011 in the original principal amount of $35,000,000 in favor of TD Bank, N.A. (the “TD Loan”) and the disposition of the proceeds of such TD Loan did not trigger any increase in the Preferred Equity Return. The Partners are considering amending the TD Loan to increase the principal amount thereof by approximately $22,153,000 and to add as collateral for the TD Loan a Qualified Asset located at 3600 Army Post Road, Des Moines, Iowa (the “Des Moines Property”). The additional proceeds of the TD Loan shall be used to repay the first mortgage loan encumbering the Des Moines Property. The Partners agree that, as a result of the foregoing amendment, neither such amendment of the TD Loan nor such use of proceeds shall trigger any increase in the Preferred Equity Return.

Notwithstanding the foregoing, in the event that Inland (a) defaults under its obligations pursuant to Section 3 below or (b) takes any action, or colludes with any other party to take any action, that hinders or delays the Buy/Sell (as defined below), and as a result thereof, the Buy/Sell does not occur on or prior to the Buy/Sell Closing Date (as defined below), then this Section 2 shall be null and void and of no force or effect.

3.Buy/Sell.
a.Waiver of Rights. Inland hereby waives any claim that it may have that the ROFO Notice given by Inland to LMLP on February 21, 2012 has any force or effect, and the LMLP Partners hereby waive any claim they may have that the Buy/Sell Notice given by LMLP to Inland on February 21, 2012 has any force or effect. No party shall be liable for or subject to any obligations under such purported notices, and this Agreement represents a full and complete settlement of any disputes among the Partners regarding such purported notices. Inland and LMLP each hereby agree not to deliver a ROFO Notice or a Buy/Sell Notice pursuant to Article XI of the Partnership Agreement so long as this Agreement is in effect.
b.    Buy/Sell. Subject to the terms and conditions set forth herein, LMLP hereby agrees:
(I)    to sell LMLP's Percentage Interest to Inland (the “LMLP Interest Sale”) on October 1, 2012 (the “Buy/Sell Closing Date”) for a purchase price (the “LMLP Interest Purchase Price”) equal to (1) $219,838,376, plus (2) the accrued and unpaid interest and outstanding principal balance on the Buy/Sell Closing Date on any Priority Loans made by LMLP, plus (3) if the Partnership fails to pay to LMLP any Preferred Equity Return and/or LMLP Priority Return on a Distribution Date, the return that would accrue on such unpaid Preferred Equity Return and/or LMLP Priority Return under the Partnership Agreement until the earlier of (i) the date that such

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unpaid Preferred Equity Return and/or LMLP Priority Return and the accrued return thereon is paid and (ii) the Buy/Sell Closing Date, less (4) all distributions received by LMLP from the Partnership during the period commencing on the Effective Date and ending on the Buy/Sell Closing Date (the “Interim Period”) pursuant to Section 7.1 of the Partnership Agreement other than any interest or principal paid to LMLP during the Interim Period on account of any Priority Loans made by LMLP; or
(II)    to purchase Inland's Percentage Interest (the “Inland Interest Sale”) on the Buy/Sell Closing Date for a purchase price (the “Inland Interest Purchase Price”) equal to (1) $14,374,496, plus (2) the accrued and unpaid interest and outstanding principal balance on the Buy/Sell Closing Date on any Priority Loans made by Inland, plus (3) if the Partnership fails to pay to Inland any Inland Priority Return on a Distribution Date, the return that would accrue on such unpaid Inland Priority Return under the Partnership Agreement until the earlier of (i) the date that such unpaid Inland Priority Return and the accrued return thereon is paid and (ii) the Buy/Sell Closing Date, less (4) all Inland Priority Return distributed to Inland during the Interim Period.
The purchase shall occur pursuant to the form of assignment agreement attached as Exhibit A hereto (the “Assignment Agreement”), which shall be delivered by the Parties as applicable on the Buy/Sell Closing Date. The Partnership shall pay all transfer taxes and reasonable fees payable to third parties for required consents in connection with the LMLP Interest Sale or the Inland Interest Sale, as applicable.
(i)    Inland shall have until September 17, 2012 (the “Buy/Sell Response Date”) to deliver to LMLP a written response constituting an irrevocable agreement to purchase LMLP's Percentage Interest for the LMLP Interest Purchase Price or agreeing to sell Inland's Percentage Interest to LMLP or its designated Affiliate(s) for the Inland Interest Purchase Price, in each case pursuant to the terms and conditions in this Agreement and the Assignment Agreement. If Inland fails to deliver a written response by September 17, 2012 agreeing to purchase LMLP's Percentage Interest or to sell its Percentage Interest, Inland shall be deemed for all purposes to have irrevocably agreed to sell its Percentage Interest on the terms and conditions in this Agreement and the Assignment Agreement. The closing of the LMLP Interest Sale or the Inland Interest Sale, as applicable (sometimes referred to herein as the “Buy/Sell”), shall occur on the Buy/Sell Closing Date at the principal place of business of the Partnership.
(ii)    (A)    In the event of a LMLP Interest Sale, on the Buy/Sell Closing Date, (1) Inland shall pay the LMLP Interest Purchase Price by delivery to LMLP of a non-recourse promissory note executed by Inland for the full amount of the LMLP Interest Purchase Price in the form attached as Exhibit B hereto (the “Inland Promissory Note”), (2) an Affiliate of Inland shall become the successor General Partner of the Partnership (the “Inland GP”) pursuant to the Assignment Agreement, (3) Inland and the Inland GP shall deliver to LMLP a pledge agreement in the form attached as Exhibit C hereto granting to LMLP a first priority security interest in 100% of the interests in the Partnership (the “Inland Pledge Agreement”) and (4) Inland and the Inland GP shall deliver to LMLP an amendment to the Partnership Agreement in the form attached as Exhibit D hereto (the “Partnership Amendment”).

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(B)    In the event of an Inland Interest Sale, on the Buy/Sell Closing Date, LMLP or its designated Affiliate shall pay the Inland Interest Purchase Price to Inland in cash in immediately available funds.
(iii)    Each Party shall use commercially reasonable efforts to obtain all consents, permits and approvals of any third parties necessary in order to consummate the Buy/Sell and to obtain the release of the seller in the Buy/Sell from any indemnities, guaranties and other credit enhancements granted to any third party by such seller on behalf of the Partnership. The buyer in the Buy/Sell and the Partnership shall indemnify and hold harmless the seller in the Buy/Sell from and against any liabilities incurred by such seller under any such indemnities, guaranties or other credit enhancements that arise following the Buy/Sell Closing Date.
(iv)    For the avoidance of doubt, each Party intends and hereby agrees to treat the Buy/Sell as a sale of the respective interest in the Partnership, occurring on the Buy/Sell Closing Date, for U.S. federal income and state and local tax purposes and shall report the Buy/Sell consistently with such intent.
c.    Sale of Qualified Assets. The Parties agree that Inland, on behalf of the Partnership, may seek a bona fide third party purchaser for all of the Qualified Assets, but, notwithstanding anything to the contrary in the Partnership Agreement, Inland shall not have the power to cause the Partnership to enter into any binding or nonbinding agreement to sell or otherwise dispose of the Qualified Assets to such purchaser unless such agreement: (i) (A) can be terminated by the Partnership prior to the Buy/Sell Closing Date without any penalty whatsoever or (B) (x) is entered into after Inland has irrevocably agreed to purchase LMLP's Percentage Interest for the LMLP Interest Purchase Price pursuant to Section 3(b)(i) above, (y) provides that the closing under such agreement is conditioned on the closing of the LMLP Interest Sale, which condition may not be waived without the prior written consent of LMLP, and the Partnership shall not incur any liability for the failure of such condition and (z) would provide net proceeds to the Partnership greater than or equal to the LMLP Interest Purchase Price; and (ii) has a closing date on or after October 4, 2012. In the case of clause (i) above, LMLP GP shall have the right, but not the obligation, on behalf of the Partnership, to deliver a notice terminating such agreement if Inland elects to sell its Percentage Interest to LMLP in accordance with Section 3(b) above or fails to provide a response in accordance with Section 3(b) above on or before the Buy/Sell Response Date. For the avoidance of doubt, the consummation and closing of the Buy/Sell shall not be conditioned on the sale or agreement of sale of any assets by the Partnership thereafter.
        (i)    The Parties agree that in connection with any such sale of the Qualified Assets:
(A)    The reasonable and customary out-of-pocket expenses of the marketing of the Qualified Assets and any proposed or actual sale by the Partnership of the Qualified Assets, including, without limitation, marketing costs, legal fees for outside counsel for both Inland and the LMLP Partners, title and survey costs, brokerage fees and transfer taxes, will be expenses of the Partnership that shall be paid directly by the Partnership; provided, however, that (1) the Partnership and Inland shall make good faith efforts to negotiate an allocation of title charges, survey charges, transfer taxes and other closing costs in accordance with the custom and practice in the

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applicable jurisdictions of the Qualified Assets and (2) to the extent that any Partner pays such expenses directly, incurred on or prior to the Buy/Sell Closing Date, and presents to the Partnership invoices or other reasonable evidence of payment of such expenses, the Partnership shall reimburse such Partner for such expenses upon the earlier of (a) thirty (30) days after the Partnership's receipt of such invoices or other evidence or (b) the Buy/Sell Closing Date;
(B)    Prior to the Buy/Sell Closing Date, the LMLP Partners, and prior to the Maturity Date, the Asset Manager, shall reasonably cooperate on a timely basis with Inland in connection with a proposed sale of the Qualified Assets. At the request of Inland, LMLP GP or the Asset Manager, at the expense of the Partnership, shall take all reasonable actions in connection with such proposed sale on behalf of the Partnership and shall use commercially reasonable efforts to provide within five (5) Business Days after request therefor any information relating to the Partnership or any Qualified Asset that is reasonably requested by Inland in connection with a potential buyer's due diligence, including, without limitation, providing any financial or budget information, providing or updating any market studies or any environmental, soils, engineering or zoning reports, and accommodating and facilitating site inspections, appraisals, market studies and other due diligence investigations, but excluding any information that Inland has in its possession or has reasonable access to; and
(C)    Inland's counsel, DLA Piper LLP (US), shall lead the drafting and negotiation of the letter of intent, purchase agreement, closing documents and all other documents relating to any such proposed asset sale, which documents shall be subject to review and comment by the LMLP Partners and their counsel prior to being provided to any third parties.
d.    Specified Assets. The Parties acknowledge that LMLP and its Affiliates are considering offering to acquire the site in Lavonia, Georgia, that is leased to TI Group Automotive Systems, LLC (the “TI Group Asset”) and the site in Tempe, Arizona, that is leased to ASM Lithography, Inc./DuPont (the “ASM Asset” and together with the TI Group Asset, the “Specified Assets”) from the Partnership. Any letter of intent or other applicable agreement for the sale of the Qualified Assets entered into between the Partnership and a bona fide third party purchaser shall include a good faith allocation of the sales price for the Qualified Assets reasonably in accordance with their relative fair market values, and a copy of such letter of intent or agreement shall be promptly provided to LMLP. If no such letter of intent or agreement has been entered into by September 17, 2012 and Inland has irrevocably agreed on or prior to such date to purchase LMLP's Percentage Interest for the LMLP Purchase Price pursuant to Section 3(b)(i) above, the purchase prices for the Specified Assets shall be Twelve Million Dollars ($12,000,000) for the TI Group Asset and Thirteen Million Seven Hundred Twenty-Five Thousand Dollars ($13,725,000) for the ASM Asset (the “Specified Prices”). Within ten (10) days following delivery of such letter of intent or agreement to LMLP or by September 25, 2012 if no such letter of intent or agreement has been entered into by September 17, 2012, LMLP shall have the right, but not the obligation, to elect to acquire either or both of the Specified Assets for an amount greater than the purchase price allocated to the applicable Specified Asset or Specified Assets pursuant to such letter of intent or agreement or, as applicable, for the applicable Specified Price or Specified Prices. In the event that LMLP elects to exercise such right by delivering written notice of such election to Inland, the acquisition shall be implemented as a distribution in kind by the Partnership, prior to September 26, 2012, of

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the applicable Specified Asset or Specified Assets (including, the SP Subsidiaries holding direct and indirect interests in such Specified Asset or Specified Assets) to LMLP pursuant to Section 7.1(c)(ii) of the Partnership Agreement as a distribution of Net Cash from Sales and Refinancings from Qualified Assumed Assets, but without a corresponding distribution to Inland pursuant to Section 7.1(c)(ii)(B) thereof (Inland Priority Return). In the event of such a distribution to LMLP, the Buy/Sell described in Section 3(b) shall remain in full force and effect.
4.Discussions. The Parties acknowledge that prior to the Buy/Sell Closing Date certain discussions may take place among the Partners regarding the disposition of the Partnership's assets to a Partner or its Affiliates or the disposition of a Partner's interests in the Partnership to another Partner or its Affiliates (the “Discussions”). Such Discussions shall not constitute offers, acceptances, contracts, or courses of dealing and shall have no effect whatsoever unless and until reduced to a written agreement signed by authorized representatives of the parties to be bound (a “Binding Agreement”). By engaging in the Discussions, no duty is created by which any Partner shall be considered obligated to enter into a Binding Agreement.

5.Obligations. Notwithstanding the commencement or continuation of the Discussions, no Party shall be limited or restricted from enforcing any rights or remedies available to it on account of a default by any other Party under the Partnership Agreement, and each Party expressly reserves all such rights and remedies. The Parties acknowledge and agree that no fiduciary or special relationship with any other Party is created by this document or the participation of any Party in any of the Discussions. The Parties specifically acknowledge and agree that, except as provided in Sections 2 and 3, no Party has made any promise, commitment, or representation whatsoever, nor has any Party any obligation to any other Party, to modify the terms of the Partnership Agreement, grant any forbearance, or extend any other financial accommodation to any other Party.

6.Written Agreements and Amendments. No officer or employee is authorized to commit any Partner verbally during the Discussions to any agreement, or to any modification of the Partnership Agreement, and no Partner may rely on any verbal communication or anything else from any other Partner or any of their officers or employees during the Discussions which may be construed to the contrary. While the Partners may reach agreement on one or more preliminary issues, the Partners have agreed that the Partners shall not be bound by any agreement during the Discussions on individual issues until (a) agreement is reached on all issues, and (b) such agreement on all issues has been reduced to a written agreement and signed by each of the parties to such agreement.

7.No Waivers. No negotiations or other action undertaken during the Discussions pursuant to this Agreement shall constitute a waiver of any Partner's rights under the Partnership Agreement except to the extent specifically stated in a written agreement.

8.Confidentiality; Inadmissible Evidence. All information obtained by a Partner during the Discussions regarding the subject matter of the Discussions shall be held by such Partner, its Affiliates and their respective officers, directors and employees in strict confidence and shall not be disclosed, directly or indirectly, to any person or entity at any time, other than (1) to such Partner's investors and its counsel and other advisors on a strict “need to know” basis, (2) as may be required

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by law or (3) to enforce of the provisions of this Agreement. All evidence of conduct and communications of any nature whatsoever (whether verbal or nonverbal, or express or implied) of any Partner (a) since February 20, 2012 regarding the exercise by Inland of the right of first offer provisions of the Partnership Agreement, the exercise by LMLP of the buy/sell provisions of the Partnership Agreement or the negotiation of this Agreement or (b) during the Discussions, shall be inadmissible for any purpose whatsoever in any judicial or similar proceeding, other than in any proceedings to enforce the terms of this Agreement. This Section 8 is intended to impose more stringent restrictions on use, disclosure and admissibility of information than those set forth in Rule 408 of the Federal Rules of Evidence or similar provisions of any state's law or rules. Notwithstanding anything to the contrary contained herein, nothing in this Section 8 shall require a Partner to maintain as confidential information that: (i) is made available to the public other than through a violation of this Agreement; (ii) was learned by the Partner outside of the Discussions; or (iii) was required to be disclosed to the Partner under the Partnership Agreement or as required by law. Inland acknowledges that LMLP is required to disclose this Agreement on a Current Report on Form 8-K that will be filed publicly with the Securities and Exchange Commission within four (4) Business Days of the date of execution and delivery of this Agreement by all Parties and consents to such disclosure.

9.Amendment of Partnership Agreement; Effect of Agreement. To the extent any provision of this Agreement is inconsistent with any provision of the Partnership Agreement, the Parties agree that the Partnership Agreement shall be deemed to be amended hereby without any further action of the Parties to the extent (but only to the extent) necessary to make the provisions of the Partnership Agreement consistent with the transactions contemplated by this Agreement. For the avoidance of doubt, the provisions of Section 6.6(b) of the Partnership Agreement are not amended hereby. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition or covenant contained in the Partnership Agreement or affect or impair any rights, powers, remedies or defenses thereunder.

10.Governing Laws. This Agreement and the obligations of the Parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its choice of law provisions.

11.Jurisdiction; Venue. Each Party hereby irrevocably and unconditionally (a) agrees that any action, suit or other legal proceeding brought in connection with or relating to this Agreement or any matter contemplated hereby shall be brought exclusively in a court of competent jurisdiction located in New Castle County, Delaware, whether a state or federal court, and shall not be brought in any court or forum outside New Castle County, Delaware; (b) consents and submits to, and agrees that it will not assert (by way of motion, as a defense or otherwise) that it is not subject to, personal jurisdiction in connection with any such action, suit or proceeding in any such court; and (c) waives to the fullest extent permitted by law, and agrees that it will not assert (by way of motion, as a defense or otherwise), any claim that the laying of venue of any such action, suit or proceeding in any such court was brought in an inconvenient forum or should be stayed by reason of the pendency of some other action, suit or other legal proceeding in a court or forum other than any such court.

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12.Jury Waiver. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTER CONTEMPLATED HEREBY.

13.Prevailing Parties. In the event of any dispute hereunder, the prevailing Party shall be entitled to recover all costs and attorney's fees from the non-prevailing Party or Parties.

14.Section Headings. Section headings used herein are for convenience only and shall not be used to interpret any term thereof.

15.Entire Agreement; Amendments. This Agreement constitutes the entire agreement concerning the subject matter and supersedes any prior or contemporaneous representations or agreements not contained herein concerning the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing signed by all of the Parties (or their respective successors-in-interest).

16.Equitable Relief. Each of the Parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights or remedies at law or by statute or otherwise of any Party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the Parties that the respective rights and obligations of the Parties hereunder shall be enforceable in equity as well as at law or otherwise.

17.Further Assurances. Each of the Parties shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

18.Expenses. Except as set forth herein, each Party hereto shall pay all of its own legal and accounting fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the agreements ancillary hereto.

19.Waiver. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by the other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any of the other Parties or to declare any of the other Parties in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder. No custom, practice or course

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of dealings arising among the Parties in the administration hereof shall be construed as a waiver or diminution of the right of any Partner to insist upon the strict performance by any other Party of the terms, covenants, agreements and conditions herein contained.

20.Validity. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

21.Facsimile; Counterparts. Facsimile machine, email or .pdf copies of an original signature by any Party on this Agreement shall be binding as if said copies were original signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.
LMLP:

LEXINGTON REALTY TRUST, a Maryland real estate investment trust

By:    /s/ Joseph S. Bonventre
Name:    Joseph S. Bonventre
Title:    Executive Vice President

LMLP GP:

LMLP GP LLC, a Delaware limited liability company

By:    /s/ Joseph S. Bonventre
Name:    Joseph S. Bonventre
Title:     Vice President

INLAND:

INLAND AMERICAN (NET LEASE) SUB, LLC, a Delaware limited liability company

By:    Inland American Real Estate Trust, Inc.

By:    /s/ Scott Wilton
Name: Scott Wilton
Title:    Secretary

PARTNERSHIP:

NET LEASE STRATEGIC ASSETS FUND L.P., a Delaware limited partnership

By:    LMLP GP LLC

By:    /s/ Joseph S. Bonventre
Name:    Joseph S. Bonventre
Title:     Vice President

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EXHIBIT A
[FORM OF ASSIGNMENT AGREEMENT]
THIS ASSIGNMENT AGREEMENT (this “Agreement”), dated as of October 1, 2012, is made by and among ______________________ (“Assignor”), _______________________ (“Assignee”), LMLP GP LLC (“LMLP GP”), [_______________ (“Inland GP”)]    Insert the Affiliate of Inland who will be admitted as the successor General Partner if LMLP is Assignor. and Net Lease Strategic Assets Fund L.P. (the “Partnership”).
Recitals
A.Assignee, Assignor and LMLP GP are parties to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 20, 2008 (the “Partnership Agreement”).
B.Assignee and Assignor are the sole Limited Partners of the Partnership and LMLP GP is the sole General Partner of the Partnership.
C.On the terms and conditions set forth in this Agreement and that certain Agreement Regarding Disposition of Property and Other Matters, dated as of April 27, 2012 (the “Disposition Agreement”), Assignor shall assign to Assignee, and Assignee shall assume from Assignor, the entirety of Assignor's Percentage Interest in the Partnership (the “Assignor Partnership Interest”).

Agreement
NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that the statements set forth in the recitals above are true and correct and are incorporated herein and made a part hereof, and that the parties agree as follows:
1.Definitions.  Capitalized terms used herein that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Partnership Agreement.

2.Price. The price to be paid (the “Purchase Price”) by the Assignee to the Assignor, pursuant to the Disposition Agreement, is [$_____________].    Insert the applicable purchase price pursuant to Section 3(b) of the Disposition Agreement. [Assignee shall pay Assignor the Purchase Price [in cash in immediately available funds on the date hereof to an account designated in writing by Assignor.]    This bracketed provision applies to a sale of the Inland Percentage Interest. [by delivery to Assignor of the Inland Promissory Note (as defined in the Disposition Agreement). The Inland Promissory Note shall be secured by a first priority security interest in 100% of the interests in the Partnership. Contemporaneously with the delivery of the Inland Promissory Note and as a condition to the assignment contemplated herein, Assignee and Inland GP shall deliver to Assignor a fully executed copy of the Inland Pledge Agreement (as defined in the Disposition Agreement), the Partnership Amendment (as defined in the Disposition Agreement) and the certificates evidencing 100% of the interests

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in the Partnership, accompanied by duly executed partnership interest powers endorsed in blank, in proper form for transfer, to be held by LMLP pursuant to the Inland Pledge Agreement.]    This bracketed provision applies to a sale of the LMLP Percentage Interest.

3.Assignment of Partnership Interest. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein, (a) Assignor hereby assigns, sells, transfers and sets over to Assignee all of its right, title and interest in and to the Assignor Partnership Interest, including without limitation, all of its rights in and under the Partnership Agreement, free and clear of any security interests, liens, claims, encumbrances or charges of any kind, and hereby ceases to be a Limited Partner of the Partnership, and (b) Assignee hereby accepts such assignment of the Assignor Partnership Interest and assumes all duties and obligations of Assignor relating to the Assignor Partnership Interest arising on or after the date hereof subject to the terms of the Partnership Agreement, and is hereby admitted as a Limited Partner of the Partnership with respect to the Assignor Partnership Interest.

4.Assignee Representations and Warranties. Assignee hereby represents and warrants to Assignor as follows:
a.Assignee is a duly formed and validly existing entity in good standing under the laws of the state of its formation.

b.Assignee has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

c.This Agreement constitutes the valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity.

d.Assignee is not required to provide any notice to, make any filing with, or obtain any authorization, consent, permit or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

e.Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate the terms of the organizational documents of Assignee, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Assignee is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Assignee is a party or by which Assignor is bound or to which any of its assets are subject.

5.Assignor's Representations and Warranties. Assignor's hereby represents and warrants to Assignee as follows:

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a.Assignor is a duly formed and validly existing entity in good standing under the laws of the state of its formation.

b.Assignor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

c.This Agreement constitutes the valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity.

d.Assignor is not required to provide any notice to, make any filing with, or obtain any authorization, consent, permit or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

e.Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate the terms of the organizational documents of Assignor, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Assignor is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Assignor is a party or by which Assignor is bound or to which any of its assets are subject.

f.Assignor is the sole owner of the Assignor Partnership Interest, free and clear of any liens, claims, encumbrances and assessments.

6.Executive Committee.  Each of the members of the Executive Committee appointed by Assignor are hereby removed as of the date hereof, and the Executive Committee shall hereafter consist only of members appointed by Assignee.
7.Amendment of Partnership Agreement. The Partnership Agreement is deemed to be amended hereby without further action of the parties to reflect that (a) the Assignor Partnership Interest has been assigned by Assignor to Assignee, (b) Assignee has been admitted as a Limited Partner of the Partnership with respect to the Assignor Partnership Interest, (c) Assignor has ceased to be a Limited Partner of the Partnership, [(d) Inland GP has been admitted as the General Partner of the Partnership and (e) LMLP GP has ceased to be the General Partner of the Partnership].    Clauses (d) and (e) apply only in the event that LMLP is Assignor. Upon the assignment of the Assignor Partnership Interest contemplated hereby, the Partnership shall continue without dissolution. To the extent any provision of this Agreement is inconsistent with any provision of the Partnership Agreement, the parties hereto agree that the Partnership Agreement shall be deemed to be amended hereby without any further action of the parties to the extent (but only to the extent) necessary to make the provisions of the Partnership Agreement consistent with the transactions contemplated by this Agreement. For the avoidance of doubt, the provisions of Section 6.6(b) of the Partnership Agreement are not amended hereby.

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8.Mutual Releases.

a.In consideration of the covenants contained in this Agreement and other good and valuable consideration, each of the Assignee and the Partnership, for itself and its Affiliates, successors and assigns, and their respective officers, directors, managers, members, employees and agents, does hereby completely, fully, finally and forever release and discharge Assignor and its Affiliates (and all of their respective present or former officers, directors, members, partners, representatives, agents, employees, subsidiaries, affiliated companies, successors and assigns) and each of successors and assigns from all causes of action, claims, demands, complaints, judgments, obligations, damages, or liabilities of whatever nature, kind and character, whether known or unknown, whether based on tort, contract or other theory of recovery, arising up to and including the date hereof, and which may arise in the future, which Assignee may now have or hereafter accrue or acquire, pertaining to, based on, or arising out of or from, directly or indirectly, the Partnership. Notwithstanding the foregoing, nothing contained in this Section 8(a) shall release any party from (i) its obligations under this Agreement and the Disposition Agreement or (ii) its indemnity obligations under Section 3.12 of the Partnership Agreement.

b.In consideration of the covenants contained in this Agreement and other good and valuable consideration, Assignor, for itself and its Affiliates, successors and assigns, and their respective officers, directors, managers, members, employees and agents, does hereby completely, fully, finally and forever release and discharge Assignee, the Partnership, its Affiliates and the Partnership (and all of their respective present or former officers, directors, members, partners, representatives, agents, employees, subsidiaries, affiliated companies, successors and assigns) and each of successors and assigns from all causes of action, claims, demands, complaints, judgments, obligations, damages, or liabilities of whatever nature, kind and character, whether known or unknown, whether based on tort, contract or other theory of recovery, arising up to and including the date hereof, and which may arise in the future, which Assignee may now have or hereafter accrue or acquire, pertaining to, based on, or arising out of or from, directly or indirectly, the Partnership. Notwithstanding the foregoing, nothing contained in this Section 8(b) shall release any party from (i) its obligations under this Agreement and the Disposition Agreement or (ii) its indemnity obligations under Section 3.12 of the Partnership Agreement.

9.General Provisions.

a.Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

b.Jurisdiction; Venue. Each party hereto hereby irrevocably and unconditionally (i) agrees that any action, suit or other legal proceeding brought in connection with or relating to this Agreement or any matter contemplated hereby shall be brought exclusively in a court of competent jurisdiction located in New Castle County, Delaware, whether a state or federal court, and shall not be brought in any court or forum outside New Castle County, Delaware, (ii) consents and submits to, and agrees that it will not assert (by way of motion, as a defense or otherwise)

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that it is not subject to, personal jurisdiction in connection with any such action, suit or proceeding in any such court and (iii) waives to the fullest extent permitted by law, and agrees that it will not assert (by way of motion, as a defense or otherwise), any claim that the laying of venue of any such action, suit or proceeding in any such court is improper or that any such action, suit or proceeding brought in any such court was brought in an inconvenient forum or should be stayed by reason of the pendency of some other action, suit or other legal proceeding in a court or forum other than any such court.

c.Jury Waiver. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTER CONTEMPLATED HEREBY.

d.Entire Agreement. This is the entire agreement between the parties with respect to the subject matter hereof. There are no promises, conditions, covenants or terms, which are not contained herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns.

e.Amendments. This Agreement may not be altered, modified, changed or canceled, except in a writing signed by all parties.

f.Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

g.Time of Essence; Cooperation. Time is of the essence in the performance of the obligations of the parties in connection with this Agreement. All parties shall cooperate fully in carrying out the terms of this Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Agreement.

h.Further Actions. Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

i.Expenses. The Partnership shall pay all transfer taxes and reasonable fees payable to third parties for required consents in connection with the assignment of the Assignor Partnership Interest. Extent to the extent otherwise provided in the preceding sentence, each party hereto shall bear its own costs incurred in connection with this Agreement and the transactions contemplated hereby.

j.Injunctive Relief. Each of the parties hereto confirms that damages

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at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to, nor shall it, limit or affect any rights or rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

k.Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery to each of the parties hereto of a fully executed original counterpart of this Agreement.

l.[GP Resignation; Admission of Successor GP. LMLP GP hereby resigns as the General Partner of the Partnership and, immediately prior to such resignation, Inland GP is hereby admitted as the successor General Partner of the Partnership, and the Partnership shall continue without dissolution.]    This provision applies only in the event LMLP is the Assignor.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereby executes this Agreement as of the date first set forth above.
ASSIGNOR:

By: ________________________________________________
Name:
Title:

ASSIGNEE:

By: ________________________________________________
Name:
Title:

LMLP GP LLC

By: ________________________________________________
Name:
Title:

[SIGNATURE BLOCK FOR INLAND GP]    Add signature block for Inland GP in the event LMLP is the Assignor.

NET LEASE STRATEGIC ASSETS FUND L.P.

By:    LMLP GP LLC

By: __________________________________________
Name:
Title:

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EXHIBIT B
[FORM OF INLAND PROMISSORY NOTE]
NON-RECOURSE PROMISSORY NOTE

U.S. $____________                                Wilmington, Delaware
October 1, 2012

FOR VALUE RECEIVED, the undersigned, INLAND AMERICAN (NET LEASE) SUB, LLC, a Delaware limited liability company (“Inland”), promises to pay to the order of LEXINGTON REALTY TRUST, a Maryland real estate investment trust (“LXP”), in United States Dollars, the principal amount of ____________ Dollars ($________) (the “Principal Amount”), together with interest thereon, in accordance with the terms and conditions hereof (this “Note”). This Note is being delivered pursuant to (i) Section 2 of that certain Assignment Agreement dated as of even date herewith (the “Assignment Agreement”) by and among Inland, LXP, LMLP GP LLC, a Delaware limited liability company (“LMLP GP”), __________________, a ______________ (“Inland GP”), and Net Lease Strategic Assets Fund L.P., a Delaware limited partnership (the “Partnership”), and (ii) Section 3(b) of that certain Agreement Regarding Disposition of Property and Other Matters dated as of April 27, 2012 (the “Disposition Agreement”) by and among Inland, LXP, LMLP GP and the Partnership.
1.Payment Terms; Interest. Subject to Sections 5 and 7 of this Note, the Principal Amount, together with all accrued and unpaid interest thereon, shall be due and payable in one lump sum payment on December 21, 2012 (the “Payment Date”). Interest on the Principal Amount shall accrue daily at the rate of seven and seven one-hundredths percent (7.07%) per annum; provided, that during any period in which a Default (as defined below) has occurred and is continuing, the interest rate shall be increased to a rate of ten and one-half percent (10.5%) per annum, compounded quarterly. All computations of interest hereunder shall be made on the basis of a 360 day year for the actual number of days elapsed. All such computations shall be made by LXP and shall be conclusive and final absent manifest error. For the avoidance of doubt, interest on this Note shall include only amounts that constitute compensation for the use or forbearance of money and the determination of such amounts shall not depend in whole or in part on the income or profits of any person.

2.Manner of Making and Application of Payments. All payments of interest, principal and other sums due to LXP under this Note shall be paid to LXP by wire transfer in immediately available funds to the following account:
Bank of America N.A.
ABA#: 026-009-593
Account: Lexington Realty Trust
Account#: 009387647503

or to such other account as LXP may designate, not later than 2:00 P.M. (Eastern time zone) on the

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due date thereof. Any payment received and accepted by LXP after the time specified in this Section 2 shall be considered for all purposes (including the payment of interest) as having been made on the next succeeding Business Day (as defined in the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 20, 2008, as amended by Amendment No. 1 thereto (as so amended and as further amended from time to time, the “Partnership Agreement”)). Payments under this Note shall be applied as follows: (a) first, to the payment of costs, expenses or liabilities of LXP or its agents (including the reasonable fees and expenses of LXP's counsel) incurred or accrued in the collection or enforcement of this Note; (b) second, to the payment of all amounts then due for interest under this Note; and (c) third, to the payment of all amounts then due for principal on this Note.
3.Prepayment. Inland shall have the right at any time and from time to time, without obligation to do so and without premium or penalty, to prepay all or any portion of this Note. Any prepayment shall be applied first to accrued and unpaid interest and then on account of the unpaid principal balance of this Note.

4.Security. The obligations of Inland hereunder are secured by the terms of a Pledge Agreement dated of even date herewith by and among LXP, Inland and Inland GP (the “Pledge Agreement”).

5.Due on Sale. Irrespective of the Payment Date, this Note shall become immediately due and payable upon the occurrence of any of the following events: (1) the sale, assignment, transfer, pledge, hypothecation, conveyance or other disposition by Inland or Inland GP of any of the Collateral (as defined in the Pledge Agreement) and (2) the sale, assignment, transfer, pledge, hypothecation, conveyance or other disposition by the Partnership of all or any portion of the Qualified Assets (as defined in the Partnership Agreement).

6.Default. The occurrence of any one or more of the following shall be a default (“Default”) hereunder:

(a)The failure of Inland or Inland GP to perform any of its obligations, as applicable, under this Note, the Pledge Agreement, the Assignment Agreement or the Disposition Agreement;

(b)If any representation or warranty of Inland or Inland GP, as applicable, under this Note, the Pledge Agreement, the Assignment Agreement or the Disposition Agreement shall, at any time, be false or incorrect;

(c)The sale of all or substantially all of Inland's or Inland GP's assets or any formal action in contemplation of the dissolution, liquidation or termination of Inland's or Inland GP's existence; or

(d)Institution of any proceedings by or against Inland or Inland GP under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or Inland's or Inland GP's making an assignment for the benefit of creditors, or the appointment of a receiver,

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trustee, conservator or other judicial representative for Inland or Inland's property or Inland GP or Inland GP's property.

7.Remedies. Upon the occurrence of a Default (or if an event specified in Section 6(d) occurs, automatically without the requirement of notice or demand), all amounts payable hereunder shall at LXP's option become immediately due and payable, and LXP shall thereupon have all rights and remedies provided hereunder or otherwise available at law or equity. The remedies of LXP as provided at law or in equity shall be cumulative and concurrent, and may be pursued singularly, successively or together in LXP's sole discretion and may be exercised as often as occasion therefor shall occur.

8.Representations and Warranties. Inland hereby represents and warrants as follows:

(a)It has full power and authority to enter into and perform, and has taken all necessary action to authorize, the entry into, performance and delivery of, this Note and the transactions contemplated hereby.

(b)This Note constitutes the legal, valid and binding obligation of Inland, enforceable against Inland in accordance with its terms, and no registration, filing, payment of tax or fees or other formalities are necessary to render this Note enforceable against Inland.

(c)The entry into and performance by Inland of this Note and the transactions contemplated herein, do not and will not violate, constitute a breach of, or conflict with: (i) any present law or regulation or judicial or official order; (ii) the certificate of formation or any other constituent document of Inland; or (iii) any document or agreement that is binding upon Inland or any of its assets.

9.GOVERNING LAW; CONSENT TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAW OF THE STATE OF DELAWARE (INCLUDING 6 DEL. C. § 2708 OR ANY SUCCESSOR TO SUCH STATUTE) WITHOUT GIVING EFFECT TO ANY CHOICE OF LAWS OR CONFLICT OF LAWS PRINCIPLES, PROVISIONS OR RULES (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE. INLAND HEREBY IRREVOCABLY CONSENTS, FOR ITSELF AND ITS LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING WHICH ARISES FROM OR RELATES TO THIS NOTE, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO PERSONAL SERVICE OF SUMMONS, COMPLAINT, OR OTHER PROCESS IN CONNECTION THEREWITH, AND AGREES THAT SERVICE MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AND SENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11(l) OF THE PLEDGE AGREEMENT.

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10.JUDICIAL PROCEEDINGS. INLAND AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY LXP OR ANY SUCCESSOR OR ASSIGN, ON OR WITH RESPECT TO OR ARISING OUT OF THIS NOTE, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. INLAND HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

11.Miscellaneous Provisions.

(a)Inland hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

(b)LXP shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by LXP and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of LXP to exercise any right, whether before or after a Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Default, and the acceptance at any time by LXP of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(c)Time is of the essence hereof. Upon any Default hereunder, LXP may exercise all rights and remedies provided for in this Note and by law or equity.

(d)If any provision of this Note is held to be unenforceable or invalid, such holding shall not invalidate the remaining provisions hereof, and this Note shall remain enforceable to the fullest extent permitted by law. The invalidity or unenforceability of any provision hereof in any one jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. If any provision of this Note would require Inland to pay interest hereunder at a rate exceeding the maximum rate permitted by applicable law, Inland shall instead pay interest on the outstanding principal balance of this Note at the maximum rate permitted by applicable law.

(e)Inland agrees to pay, in addition to all other sums due hereunder, all costs and expenses relating to the collection and enforcement of this Note including reasonable attorneys' fees and expenses.

(f)LXP may assign, pledge or otherwise transfer this Note, in whole or in part. Inland shall not assign or otherwise transfer this Note without the prior written consent of LXP.

(g)THIS NOTE IS A NON-RECOURSE OBLIGATION AND ALL RIGHTS TO PAYMENT OF ANY AND ALL AMOUNTS HEREUNDER ARE LIMITED SOLELY TO THE COLLATERAL (AS DEFINED IN THE PLEDGE AGREEMENT).

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[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date first above written.
INLAND AMERICAN (NET LEASE) SUB, LLC
By:    Inland American Real Estate Trust, Inc.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

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EXHIBIT C
[FORM OF INLAND PLEDGE AGREEMENT]
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of October 1, 2012 by and among Inland American (Net Lease) Sub LLC (“Inland”), _________________ (“Inland GP” and together with Inland, “Pledgors” and each, individually, a “Pledgor”) and Lexington Realty Trust (“Pledgee”).
W I T N E S S E T H:
WHEREAS, Pledgors and Pledgee are parties to that certain Assignment Agreement dated as of October 1, 2012 (the “Assignment Agreement”) pursuant to which (i) Pledgee agreed to assign, transfer and convey to Inland Pledgee's entire Percentage Interest (the “Assigned Interest”) in Net Lease Strategic Assets Fund L.P., a Delaware limited partnership (the “Partnership”), and (ii) Inland GP, an Affiliate of Inland, was admitted as the sole general partner of the Partnership;
WHEREAS, the consideration to be paid to Pledgee for the sale of the Assigned Interest under the Assignment Agreement is to be paid to Pledgee pursuant to a duly executed Promissory Note of Inland in the original principal amount of __________________________________ Dollars ($__________) (the “Note”); and
WHEREAS, in order to induce Pledgee to enter into the Assignment Agreement, Pledgors have agreed to execute and deliver this Pledge Agreement to secure Inland's obligations under the Note;
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1.Rules of Construction; Definitions. Capitalized terms used herein and not otherwise herein defined are used as defined, as the context requires, in the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 20, 2008, as amended by Amendment No. 1 thereto (as so amended, the “Partnership Agreement”) or the Uniform Commercial Code, as enacted in Delaware and as the same may from time to time be in effect (the “Uniform Commercial Code”). When used in this Pledge Agreement, references in the singular shall be deemed to include references in the plural and vice versa, the use of the male, female or neuter pronoun shall be deemed to include a reference to each other gender, as appropriate, and the use of the word “including” shall be deemed in all instances to mean “including, without limitation.”
2.Creation of Security Interest. To secure the prompt payment and performance of the Obligations (as defined in Section 3), each Pledgor hereby pledges to Pledgee, and grants Pledgee a security interest in, all of such Pledgor's right, title and interest in, to and under the following property, in each case whether tangible or intangible, whereever located and whether now owned or hereafter acquired: (i) all of such Pledgor's limited partnership interest in the Partnership, including all of such Pledgor's rights, privileges, authority and powers under the Partnership Agreement, together with all rights, interests, claims and other property of such Pledgor in any matter arising out of or relating to its limited partnership interests in the Partnership, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire any limited partnership interest in the Partnership, any certificates or other instruments representing any of the foregoing (the “Pledged Interests”); (ii) all interest, income, dividends, distributions, returns of capital and other property received, receivable or otherwise distributed in respect or in exchange therefor; and (iii) all Proceeds of any of the foregoing (collectively, the “Collateral”).
3.Secured Obligations. The security interest created herein is given as security for the prompt payment, performance, satisfaction and discharge of the following obligations (the “Obligations”):
(a)to satisfy or pay all obligations and liabilities of Inland to Pledgee under the Note (whether at stated maturity, upon acceleration or otherwise), including any extensions, modifications, renewals thereof and substitutions therefor;
(b)to keep, perform and observe all of the obligations, covenants, warranties, representations, agreements, terms and conditions on Pledgors' part to be kept, performed and observed under the provisions of this Pledge Agreement, the Note, the Assignment Agreement and the Agreement Regarding Disposition of Property and Other Matters dated as of April 27, 2012 (the “Disposition Agreement”) by and among Pledgors, Pledgee, the Partnership and LMLP GP LLC; and
(c)to reimburse Pledgee for all of Pledgee's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the enforcement of the Note, the Assignment Agreement, the Disposition Agreement and this Pledge Agreement.
4.Delivery of Certificates. Contemporaneously with the execution and delivery of this Pledge Agreement, Pledgors shall deliver to Pledgee all certificates evidencing the Pledged Interests (the “Certificates”), accompanied by duly executed partnership interest powers endorsed in blank, in proper form for transfer, to be held by or on behalf of Pledgee pursuant to this Pledge Agreement.
5.Representations, Warranties and Covenants. Pledgors hereby represent, warrant and covenant as follows:
(a)Title to Collateral. Pledgors are the sole legal, record and beneficial owners of the Pledged Interests, the Pledged Interests constitute all of the limited partnership interests in the Partnership and Pledgors have good and marketable title to the Pledged Interests, free and clear of all liens and encumbrances other than the security interest granted to Pledgee hereunder. The Collateral shall at all times be free and clear of any liens or encumbrances and restrictions on the transfer thereof other than those created by this Pledge Agreement, the Partnership Agreement and transfer restrictions under applicable securities and other laws. Except to the extent permitted pursuant to Section 8.1(a)(ii) of the Partnership Agreement, neither Pledgor will, directly or indirectly, transfer, assign, pledge or hypothecate their respective interests (or any part of their interests) in the Partnership or otherwise suffer or permit any liens or encumbrances or restrictions to attach to the Collateral without the prior written consent of Pledgee.
(b)No Violation. The execution, delivery and performance by Pledgors of this Pledge Agreement will not (i) violate, contravene or constitute a default under any provision of applicable law or regulation or of any judgment, order, any writ or decree of any court or governmental instrumentality, or of any instrument or agreement to which either Pledgor is a party or by which either Pledgor may be bound or (ii) result in the creation of any liens or encumbrances upon any of the property or assets of either Pledgor other than the security interest granted pursuant to this Pledge Agreement.
(c)Valid Pledge; Perfected Security Interest. Upon execution and delivery of this Pledge Agreement by each Pledgor and delivery of the Certificates pursuant to Section 4, the Collateral will be duly and validly pledged to Pledgee and Pledgee will have a first priority perfected security interest in the Collateral.
(d)Valid and Binding Agreement. Pledgors have full power, authority and legal right to execute this Pledge Agreement. This Pledge Agreement has been duly executed and delivered by Pledgors and constitutes a valid and binding obligation of Pledgors, enforceable in accordance with its terms.
(e)No Consent or Approval. No approval, consent or authorization of, or filing or registration with, any governmental authority or body is necessary in connection with the execution, delivery or performance by Pledgors of this Pledge Agreement or for the performance by Pledgors of any of the terms or conditions hereof.
(f)No New Shares or Interests. Pledgors will not permit the Partnership, or any successor thereof, to issue any partnership interests or other securities in addition to or in substitution for the Collateral. Without limitation of the foregoing, in the event of any such issuance of any additional or substituted partnership interests or other securities by the Partnership, or any successor thereof, each Pledgor shall, immediately upon such Pledgor's acquisition (directly or indirectly) thereof, (i) pledge to Pledgee hereunder all of such additional or substituted partnership interests or other securities issued to such Pledgor, (ii) deliver to Pledgee any certificates evidencing such additional or substituted partnership interests or other securities issued to such Pledgor and (iii) take all other steps necessary or advisable, in Pledgee's sole discretion, to establish and maintain Pledgee's first priority security interest in such additional or substituted partnership interests or other securities issued.
6.Covenants and Agreements.
(a)Rights of Pledgors.
(1)Unless an Event of Default (as defined in Section 9) shall have occurred, and subject to the other provisions of this Pledge Agreement, each Pledgor shall be entitled to vote or consent with respect to the Collateral and to have and exercise all other rights, including voting rights, as a holder of the Collateral;
(2)Notwithstanding anything to the contrary in this Pledge Agreement or the Partnership Agreement, the Pledgors shall not take on behalf of the Partnership,

and shall not permit the Partnership to take, any action, make any decision, expend any sum or undertake or suffer any obligation which comes within the scope of any Major Decision (other than the Major Decisions set forth in Sections 3.4(a)(v), 3.4(a)(x), 3.4(a)(xii), 3.4(a)(xv), 3.4(a)(xvi) and 3.4(a)(xvii) of the Partnership Agreement) or involves incurrence of any indebtedness described in Section 3.8(e) or (f) of the Partnership Agreement unless such Major Decision or indebtedness is approved in advance in writing by Pledgee in its capacity as pledgee hereunder; provided, that, notwithstanding the foregoing, the Partnership shall have the right to enter into an agreement with a bona fide third party purchaser for the sale of all of the Qualified Assets of the Partnership pursuant to, and in accordance with, the provisions of Section 3(c) of the Disposition Agreement and to sell the Qualified Assets of the Partnership pursuant to such agreement; and
(3)Notwithstanding anything to the contrary in this Pledge Agreement or the Partnership Agreement, Inland GP shall not pay on behalf of the Partnership, and shall not permit the Partnership to pay, any interest, income, dividends, distributions and other amounts payable in respect of the Pledged Interests. All interest, income, dividends, distributions and other amounts received by Pledgors in violation of this Pledge Agreement shall be held in trust for the benefit of Pledgee and shall be forthwith delivered to Pledgee as Collateral in the same form so received (with any necessary endorsements).
(b)Perfection of Pledgee's Interests. Each Pledgor (i) agrees to deliver, or cause to be delivered, to Pledgee or Pledgee's nominee, all documents evidencing any of the Collateral, (ii) agrees that Pledgee is authorized to file and record such financing statements as Pledgee may deem necessary or desirable to perfect the security interests granted herein, (iii) acknowledges and agrees that the grant of the security interest hereunder also constitutes the grant of control in the Collateral for all purposes of the Uniform Commercial Code and (iv) agrees to take such other steps as Pledgee may from time to time reasonably request to perfect and maintain Pledgee's security interest in, including its control of, the Collateral as a first priority perfected security interest under applicable law. Without limitation of the foregoing, each Pledgor authorizes Pledgee (at the cost and expense of such Pledgor) to file such financing statements in such offices as are or shall be necessary or as Pledgee may determine to be appropriate in good faith to create, perfect and establish the priority of the liens granted by this Pledge Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Pledge Agreement in any and all of the Collateral or to enable Pledgee to exercise its remedies, rights, powers and privileges under this Pledge Agreement.
(c)Reimbursement and Indemnification. Each Pledgor agrees to reimburse Pledgee for out-of-pocket expenses incurred in connection with Pledgee's exercise and enforcement of its rights and remedies under this Pledge Agreement and the Obligations. Each Pledgor agrees to indemnify Pledgee and hold it harmless against any costs, expenses, losses, damages and liabilities (including reasonable attorney's fees) incurred in connection with the enforcement of this Pledge Agreement and the Obligations, other than as a direct result of Pledgee's gross negligence or willful misconduct as determined by a court of competent jurisdiction.
(d)Protection of Security Interest. If the validity or priority of this Pledge Agreement or of any rights, titles, security interests or other interests created or evidenced hereby or thereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted with respect thereto, Pledgors will give prompt written notice thereof to Pledgee and at Pledgors'

own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and appropriate steps for the defense of such legal proceedings. Pledgee (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its sole judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Pledge Agreement and the rights, titles, security interests and other interests created or evidenced hereby or thereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Pledgors to Pledgee.
(e)Pledgee's Agents. Pledgee may appoint any one or more persons as its agent or representative to exercise any of the rights and remedies of Pledgee hereunder, including any right existing at any time hereunder (i) to manage, take possession, operate, account for, maintain, collect, enforce or otherwise deal with the Collateral and (ii) to perform any act or acts necessary or incident to any sale or other disposition of the Collateral.
(f)Amendment of Partnership Agreement. Notwithstanding anything to the contrary in this Pledge Agreement or the Partnership Agreement, and except as contemplated by the Disposition Agreement or the Assignment Agreement, the Partnership Agreement shall not be amended, modified or terminated.
(g)Asset Manager. Lexington Realty Advisors, Inc. (“LRA”) shall continue as the Asset Manager of the Partnership and the Management Agreement shall continue in full force and effect without amendment or modification, including LRA's continuing entitlement to the Property Management Fee and the Partnership Management Fee.
7.Power of Attorney. Each Pledgor hereby appoints Pledgee as such Pledgor's lawful attorney-in-fact to do all acts and things which Pledgee may deem necessary or desirable to effectuate Pledgee's rights under this Pledge Agreement (acting in the name of Pledgee or such Pledgor), including (a) to file financing statements and otherwise perfect any security interest granted hereunder, and (b) upon the occurrence of an Event of Default hereunder, to communicate with third parties for the purpose of protecting or preserving the Collateral. The power of attorney, being coupled with an interest, shall be irrevocable for the term of this Agreement and thereafter as long as any Obligations shall be outstanding.
8.Termination. This Pledge Agreement and the security interests created hereby shall terminate, and Pledgee shall execute and file termination statements as appropriate under the Uniform Commercial Code, upon full, final and indefeasible payment of the Obligations (or full performance in the case of Obligations other than for payment of money). This Pledge Agreement and the security interests created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of Pledgors in respect of the Obligations is rescinded or must otherwise be restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. This Section 8 shall survive the termination of this Agreement.
9.Default. The occurrence of any one or more of the following shall be an event of default (“Event of Default”) hereunder:
(a)Either Pledgor fails to pay any amount due under the Note, the Assignment Agreement, the Disposition Agreement or this Pledge Agreement within ten (10) days after the date Pledgee gives written notice that such payment is due;
(b)The failure of either Pledgor to keep, observe or perform any provisions of the Note, the Assignment Agreement, the Disposition Agreement or this Pledge Agreement (other than a payment obligation), which failure is not cured and remedied within twenty (20) days after the date written notice thereof is given to such Pledgor, unless such failure is incapable of cure within twenty (20) days, in which case such Pledgor shall immediately initiate steps that Pledgee deems in its sole discretion to be sufficient to cure the failure and such Pledgor thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical; or
(c)If any representation or warranty furnished by Pledgors under or in connection with the Note, the Assignment Agreement, the Disposition Agreement or this Pledge Agreement shall, at any time, be false or incorrect.
10.Pledgee's Rights Upon Default. Upon the occurrence of an Event of Default hereunder, or at any time thereafter, Pledgee may immediately and without notice do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to Pledgee under the Note, the Assignment Agreement or the Disposition Agreement:
(a)Pledgee may exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law.
(b)Unless Pledgee agrees otherwise in writing, only Pledgee shall be entitled to vote or consent or take any other action, or to receive any interest, income, dividends or other distributions, with respect to the Collateral, and each Pledgor hereby irrevocably constitutes and appoints Pledgee its proxy and attorney in fact, with full power of substitution to do so, and agrees, if so requested, to execute or cause to be executed appropriate irrevocable proxies therefor in addition to and separate from this Pledge Agreement.
(c)Pledgee shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against any other person with respect to the payment of the Obligations, or to pursue or exhaust any of its rights or remedies with respect to any Collateral held in respect of the Obligations, or any direct or indirect guaranty thereof. Pledgee shall not be required to marshal any Collateral for or guaranty of the Obligations or to resort to any Collateral or guaranty in any particular order and all of the rights granted to Pledgee hereunder and under all other agreements relating to the Obligations shall be cumulative. To the extent not prohibited by applicable law, each Pledgor hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against Pledgee, any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Pledge Agreement or in respect of any Collateral. Without limiting the generality of the foregoing, each Pledgor hereby agrees that it will not invoke or utilize any law which might cause delay in, or impede, the enforcement of the rights of Pledgee under this Pledge Agreement, and hereby waives the same. IN ADDITION, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PLEDGOR HEREBY WAIVES ANY RIGHT TO PRIOR NOTICE (EXCEPT TO THE EXTENT

EXPRESSLY PROVIDED IN THIS PLEDGE AGREEMENT) OR JUDICIAL HEARING IN CONNECTION WITH THE TAKING POSSESSION OR THE DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY SUCH RIGHT WHICH SUCH PLEDGOR WOULD OTHERWISE HAVE.
(d)Subject to applicable securities and other laws, the Collateral may be sold for cash or other value at public or private sale, at such price as Pledgee reasonably may deem best, for cash or credit, without demand, advertisement or notice (excepting only that Pledgee shall give Pledgors ten (10) days' prior written notice of the time and place of any public sale or the time after which a private sale may be made, which notice Pledgors and Pledgee hereby agree to be reasonable). Any purchaser at any such sale shall thereafter own the purchased Collateral free of any claim, encumbrance or right of any kind whatsoever. Prior to and in connection with the sale or sales of the Collateral, Pledgee shall have the right, in its discretion and without notice to Pledgors, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Collateral. Each Pledgor agrees that it will execute and deliver, or cause to be executed and to be delivered, such instruments and documents and shall supply or cause to be supplied such further information and take such further action as Pledgee shall reasonably require in connection with any such sale.
(e)Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, Pledgee may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations and this Pledge Agreement in lieu of cash as a credit on account of the purchase price for such Collateral. Pledgee may sell or otherwise dispose of the Collateral without giving any warranties, specifically disclaiming any warranties of title or the like, and Pledgor agrees that such disclaimer is commercially reasonable. If Pledgee sells any of the Collateral on credit, Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Pledgee may resell such Collateral.
(f)Except as may be expressly provided elsewhere in this Pledge Agreement, all proceeds received by Pledgee in respect of any sale, any collection from or other realization upon all or any part of the Collateral shall be applied in full or in part by Pledgee against, the Obligations in the following order of priority: first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable attorneys' fees and all other reasonable expenses, liabilities and advances made or incurred by Pledgee in connection therewith, and all amounts for which Pledgee is entitled to indemnification hereunder and all advances made by Pledgee hereunder for the account of Pledgors, and to the payment of all reasonable costs and expenses paid or incurred by Pledgee in connection with the exercise of any right or remedy hereunder; second, to the extent of any excess of such proceeds, to the payment of all other Obligations; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of Pledgors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

11.Miscellaneous.
(a)No Waiver. No delay or omission by Pledgee in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any further exercise thereof or the exercise of any other right or remedy.
(b)Preservation of Rights. Pledgee shall have no obligation or responsibility to take any steps to enforce or preserve rights against any parties. Any such obligation and responsibility shall be those of Pledgors exclusively.
(c)Successors. The provisions of this Pledge Agreement shall inure to the benefit of and be binding upon Pledgee and Pledgors and their respective successors and assigns, provided that neither Pledgor's obligations hereunder may not be assigned without the prior written consent of Pledgee.
(d)Entire Agreement. This is the entire agreement between the parties with respect to the subject matter hereof. There are no promises, conditions, covenants or terms, which are not contained herein. This Pledge Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns.
(e)Validity. If any one or more of the provisions (or any part thereof) of this Pledge Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.
(f)Time of Essence; Cooperation. Time is of the essence in the performance of the obligations of the parties in connection with this Pledge Agreement. All parties shall cooperate fully in carrying out the terms of this Pledge Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Pledge Agreement.
(g)Further Actions. Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Pledge Agreement and as are not inconsistent with the terms hereof.
(h)Amendments. No modification, rescission, waiver, release or amendment of any provisions of this Pledge Agreement shall be effective unless set forth in a written agreement signed by Pledgors and Pledgee.
(i)GOVERNING LAW; CONSENT TO JURISDICTION. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAW OF THE STATE OF DELAWARE (INCLUDING 6 DEL. C. § 2708 OR ANY SUCCESSOR TO SUCH STATUTE) WITHOUT GIVING EFFECT TO ANY CHOICE OF LAWS OR CONFLICT OF LAWS PRINCIPLES, PROVISIONS OR RULES (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST

GRANTED HEREUNDER, OR THE REMEDIES PROVIDED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS, FOR ITSELF AND ITS LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING WHICH ARISES FROM OR RELATES TO THIS PLEDGE AGREEMENT, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO PERSONAL SERVICE OF SUMMONS, COMPLAINT, OR OTHER PROCESS IN CONNECTION THEREWITH, AND AGREES THAT SERVICE MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AND SENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11(l) HEREOF.
(j)JUDICIAL PROCEEDINGS. EACH PARTY TO THIS PLEDGE AGREEMENT AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF ANY PARTY, ON OR WITH RESPECT TO THIS PLEDGE AGREEMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.
(k)Pledgee's Duty. Pledgee shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, those acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with Pledgee's (a) gross negligence or willful misconduct or (b) failure to use reasonable care with respect to the safe custody of any Collateral which is in the physical possession of Pledgee. Without limiting the generality of the foregoing, Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Pledgors, and shall be added to the Obligations secured hereby. Each Pledgor waives, to the maximum extent permitted by applicable law: (a) any claim that, as to any part of the Collateral, a public sale, should Pledgee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for the Pledged Collateral; (b) the right to assert in any action or proceeding between it and Pledgee any offsets or counterclaims that it may have; (c) except as otherwise provided in this Agreement, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH PLEDGEE'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT PLEDGORS WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, OR UNDER THE LAWS OF ANY OTHER NATION, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF PLEDGEE'S RIGHTS HEREUNDER; (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium; and (e)     all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of Pledgee under this Pledge Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.
(l)Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered (a) four (4) business days after deposit in the United States mail, with proper postage prepaid, (b) when properly transmitted if sent by facsimile with receipt confirmed, (c) one (1) business day after being deposited with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered, all of which shall be properly addressed to the party to be notified and sent to the address or number set forth on the signature page of this Agreement. If either Pledgor refuses any such delivery, a notice so refused shall nonetheless be deemed delivered.
(m)Effect of Waivers; Amendment; Entire Agreement. Each waiver of any rights by Pledgors contained herein is given by Pledgors knowingly and intentionally and unless otherwise expressly provided otherwise herein, each such waiver is given for all times and forever. No delay or failure on the part of Pledgee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise by Pledgee, any other agent or any of Pledgee of any right, power, remedy or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(n)Counterparts. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Pledge Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery to each of the parties hereto of a fully executed original counterpart of this Pledge Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly signed and delivered as of the day and year first above written.

PLEDGORS:

INLAND AMERICAN (NET LEASE) SUB, LLC, a Delaware limited liability company

By:    Inland American Real Estate Trust, Inc.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

Address for Notices:

Inland American (Net Lease) Sub, LLC
c/o Inland America Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attn: Lori Foust and Scott Wilton

[ADD SIGNATURE BLOCK FOR INLAND GP]

PLEDGEE:

LEXINGTON REALTY TRUST, a Maryland real estate investment trust

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

Address for Notices:

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attn: Chief Executive Officer

EXHIBIT D
[FORM OF PARTNERSHIP AMENDMENT]

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
NET LEASE STRATEGIC ASSETS FUND L.P.

THIS AMENDMENT NO. 1 (this “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Net Lease Strategic Assets Fund L.P., a Delaware limited partnership (the “Partnership”), dated as of February 20, 2008 (the “Partnership Agreement”) is made and entered into as of October 1, 2012 by ______________, a ____________ (“Inland GP”), as the sole General Partner of the Partnership, and Inland American (Net Lease) Sub, LLC, a Delaware limited liability company (“Inland”), as the sole Limited Partner of the Partnership. Capitalized terms used herein and not otherwise herein defined are used as defined in the Partnership Agreement.
WHEREAS, prior to the date hereof, Inland and Lexington Realty Trust (as successor to The Lexington Master Limited Partnership) (“LMLP”) were the sole Limited Partners of the Partnership and LMLP GP LLC was the sole General Partner of the Partnership;
WHEREAS, on the date hereof, Inland purchased the entirety of LMLP's Percentage Interest in the Partnership pursuant to that certain Assignment Agreement dated as of the date hereof among Inland, Inland GP, LMLP, LMLP GP LLC and the Partnership (the “Assignment Agreement”) and, upon such purchase, Inland became the sole Limited Partner of the Partnership;
WHEREAS, on the date hereof, pursuant to the Assignment Agreement, LMLP GP LLC resigned as the General Partner of the Partnership and Inland GP, which is an Affiliate of Inland, was admitted as the sole General Partner of the Partnership;
WHEREAS, as consideration for the purchase of LMLP's Percentage Interest, Inland delivered to LMLP a promissory note dated as of the date hereof (the “Inland Promissory Note”);
WHEREAS, to secure Inland's obligations under the Inland Promissory Note, Inland and Inland GP have agreed to pledge to LMLP all of their interests in the Partnership pursuant to that certain Pledge Agreement dated as of the date hereof among Inland, Inland GP, LMLP and the Partnership to be entered into contemporaneously herewith (the “Inland Pledge Agreement”);
WHEREAS, in connection with the Pledge Agreement, LMLP has required that all interests in the Partnership shall be evidenced by a certificate and shall constitute a “security” within the meaning of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware and any other applicable jurisdiction (the “UCC”); and

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WHEREAS, Inland and Inland GP desire to amend the Partnership Agreement pursuant to Section 12.12 of the Partnership Agreement in accordance with the further terms of this Amendment to provide for the interests in the Partnership to be represented by a certificate and to cause the Partnership to opt-in to Article 8 of the UCC.
NOW, THEREFORE, intending to be legally bound, the undersigned do hereby agree as follows:
1.Article XII of the Partnership Agreement is hereby amended by adding the following as new Section 12.20 of the Partnership Agreement:
“Section 12.20    Certificated Interests.
(a)    Certificates.    All interests in the Partnership shall be evidenced by a certificate substantially in the form of Exhibit G to this Agreement (each, a “Certificate”). Each Certificate shall be executed on behalf of the Partnership by the General Partner. The Partnership shall keep or cause to be kept a register in which, subject to such regulations as the General Partner may adopt, the Partnership shall provide for the registration of interests in the Partnership and the registration of transfers of such interests. The General Partner shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 12.20 and any limitations on transfer contained elsewhere in this Agreement, the Partnership shall cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the interests in the Partnership as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed, by the registered holder thereof or such holder's authorized attorney. The Partnership shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new Certificate before the General Partner has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with fixed or open liability as the General Partner may direct, to indemnify the Partnership, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (iv) satisfies any other reasonable requirements imposed by the General Partner. The interests in the Partnership evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Partnership's jurisdiction in its capacity as the issuer of the Interests.
(b)    Pledge. On the date hereof, Certificates shall be executed on behalf of the Partnership by the General Partner and issued to (i) Inland, evidencing Inland's interest in the Partnership, which constitutes the entire limited partner interest in the Partnership as of October 1, 2012, and (ii) Inland GP, evidencing Inland GP's interest in the Partnership, which constitutes the

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entire general partner interest in the Partnership as of October 1, 2012. Notwithstanding any other provision of this Agreement to the contrary, (A) the execution and delivery of the Agreement Regarding Disposition of Property and Other Matters dated as of April 27, 2012 (the “Disposition Agreement”) among Lexington Realty Trust (“LXP”), LMLP GP LLC, Inland and the Partnership, the Assignment Agreement dated as of October 1, 2012 (the “Assignment Agreement”) among LXP, LMLP GP LLC, Inland, Inland GP and the Partnership and the Pledge Agreement dated as of October 1, 2012 (the “Pledge Agreement”) to be entered into among Inland, Inland GP, LXP and the Partnership, and any and all documents contemplated by the Disposition Agreement, the Assignment Agreement and the Pledge Agreement on behalf of the Partnership by the General Partner, and the performance by the Partnership of its obligations thereunder, are hereby authorized, adopted, approved, ratified and confirmed in all respects, (B) it is hereby acknowledged and agreed that, pursuant to the Pledge Agreement, Inland and Inland GP shall pledge all of their interests in the Partnership to LXP and, in connection therewith, shall deliver to LXP the Certificates evidencing their interests in the Partnership, accompanied by duly executed partnership interest powers endorsed in blank, in proper form for transfer, to be held by or on behalf of LXP pursuant to this Pledge Agreement, and (C) upon the foreclosure of a security interest in interests in the Partnership and any subsequent transfers pursuant to the Pledge Agreement, (x) any transferee of interests in the Partnership shall be automatically admitted as a Limited Partner or a General Partner, as applicable, of the Partnership, without the requirement for the consent of any Partner or any other Person with respect to such transfer or admission, and such admission shall be deemed to occur immediately prior to the withdrawal of the transferring Partner, (y) no Partner shall oppose the admission of such transferee as a Limited Partner or a General Partner, as applicable, of the Partnership and (z) the business of the Partnership shall be continued without dissolution. Neither Inland, Inland GP nor the Partnership shall take, or permit to be taken, any act in violation of the Disposition Agreement, the Assignment Agreement or the Pledge Agreement.”
2.Schedule I attached hereto is hereby added as Exhibit G to the Partnership Agreement.
3.Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
4.Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the party hereto and all other parties to the Partnership Agreement and their respective successors and assigns.
5.Confirmation of Partnership Agreement. Except as amended pursuant to this Amendment, the Partnership Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect.
[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 to the Second Amended and Restated Partnership Agreement of Net Lease Strategic Assets Fund L.P. as of the day and year first above written.

INLAND AMERICAN (NET LEASE) SUB, LLC, a Delaware limited liability company

By:    Inland American Real Estate Trust, Inc.

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

[ADD SIGNATURE BLOCK FOR INLAND GP]

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SCHEDULE I

EXHIBIT G

CERTIFICATE FOR INTEREST
IN
net lease strategic assets FUND l.p.
(A Delaware Limited Partnership)

No. ______________________

NET LEASE STRATEGIC ASSETS FUND L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that ____________________________________ (the “Holder”) is the registered owner of a [general][limited] partner interest in the Partnership (the “Interest”) having the rights, power and privileges set forth in the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 20, 2008, as amended by Amendment No. 1 thereto dated as of October 1, 2012 (as so amended and as further amended or restated from time to time, the “Partnership Agreement”), including, without limitation, Schedule 1 thereto. The terms of the Partnership Agreement are incorporated herein by reference.
The Holder, by accepting this Certificate, is deemed to have agreed to be admitted as a [General][Limited] Partner of the Partnership, if admitted as such in accordance with the terms of the Partnership Agreement, and to comply with and be bound by, and to have executed, the Partnership Agreement.
The Interest in the Partnership evidenced by this Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Partnership's jurisdiction in its capacity as the issuer of Interests.
This Certificate and the Interest evidenced hereby are transferable in accordance with the terms of the Partnership Agreement (subject to the limitations on transfer therein contained). No Interest may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Partnership, is duly endorsed or executed for transfer by the Holder or the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Partnership for registration of transfer.
NET LEASE STRATEGIC ASSETS FUND L.P.

By: [INSERT GP SIGNATURE BLOCK]

Dated: ________________            By: __________________________________
                         Name:
Title:

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[FORM OF REVERSE SIDE OF CERTIFICATE]

ASSIGNMENT OF INTEREST

FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby assigns, conveys, sells and transfers unto:

____________________	Please print or typewrite Name and Address of Assignee
____________________	Please insert Social Security or other Taxpayer Identification Number of Assignee
____________________%
Portion of the Interest evidenced by this Certificate being hereby assigned.

Assignor irrevocably constitutes and appoints the Partnership as its attorney-in-fact with full power of substitution to transfer the Interest, or any lesser designated portion of the Interest as referenced herein, on the books of the Partnership.

Date: _________________            _______________________________________________
Signature

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